AMENDED AND RESTATED

                      BERNVILLE BANK, NATIONAL ASSOCIATION

                         DIRECTOR DEFERRED FEE AGREEMENT

         THIS AMENDED AND RESTATED DIRECTOR DEFERRED FEE AGREEMENT is made this ____ day of _________________, 2000, by and between BERNVILLE BANK, NATIONAL ASSOCIATION, a national banking association located in Bernville, Pennsylvania, and ___________ __________ (the "Director").

                                  INTRODUCTION

         To encourage the Director to remain a member of the Company's Board of Directors, the Company is willing to provide to the Director a deferred fee opportunity. The Company will pay the benefits from its general assets.

                                    AGREEMENT

         The Director and the Company agree as follows:

                                    Article 1

                                   Definitions

         1.1 Definitions. Whenever used in this Agreement, the following words and phrases shall have the meanings specified:

                  1.1.1 "Agreement" means the Original Agreement, as amended by this Amended and Restated Agreement.

                  1.1.2  "Board  of  Directors"   shall  include  the  Board  of
         Directors and any advisory or regional Board of the Company or the Company's parent company.

                  1.1.3 "Change of Control" means the transfer of shares of the Company's voting common stock such that one person acquires (or is deemed to acquire under Section 318 of the Code) 51% or more of the Company's outstanding voting common stock followed within twelve (12) months by the termination of the Director's status as a member of the Company's Board of Directors; provided, however, that neither the merger of the Company's parent bank holding company, Community Independent Bank, Inc., with and into National Penn Bancshares, Inc. nor the merger of the Company with and into National Penn Bank shall constitute a "Change of Control" for purposes of this Agreement.

                  1.1.4 "Code" means the Internal Revenue Code of 1986 as amended.

                  1.1.5 "Company" means Bernville Bank, N.A. and, upon consummation of the merger of Bernville Bank, N.A with and into National Penn Bank pursuant to that certain Bank Plan of Merger, dated July 23, 2000 by and between National Penn Bank and Bernville Bank, N.A. (the "Plan of Merger"), National Penn Bank.

                  1.1.6 "Disability" means the Director's inability to perform substantially all normal duties of a director, as determined by the Company's Board of Directors in its sole discretion. As a condition to any benefits, the Company may require the Director to submit to such physical or mental evaluations and tests as the Board of Directors deems appropriate.

                  1.1.7  "Election Form" means the Form attached as Exhibit A.

                  1.1.8 "Fees" means the total directors fees payable to the Director.

                  1.1.9 "Normal Termination Age" means the Director's 65th birthday.

                  1.1.10 "Normal Termination Date" means the Normal Termination Age, the date of the Director's Termination of Service or the later of the foregoing, as directed on the Director's Election Form.

                  1.1.11 "Original  Agreement"  means the Director  Deferred Fee
         Agreement   between   Bernville  Bank,  N.A.  and  the  Director  dated
         _____________.

                  1.1.12 "Termination of Service" means the Director's ceasing to be a member of the Company's Board of Directors for any reason whatsoever.





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

                                    Article 2

                                Deferral Election

         2.1 Initial Election. The Director shall make an initial deferral election under this Agreement by filing with the Company a signed Election Form within fifteen (15) days after the date of this Agreement. The Election Form shall set forth the amount of Fees to be deferred, the Normal Termination Date and the mode of distribution of the Deferral Account.

         2.2  Election Changes

                  2.2.1 Generally. The Director may modify the amount of Fees to be deferred annually by filing a new Election Form with the Company and obtaining written approval by the Board of Directors of the Company. The modified deferral shall not be effective until the calendar year following the year in which the subsequent Election Form is received by the Company. The Director may not change the form of benefit payment initially elected under Section 2.1 without the written approval of the Board of Directors of the Company.

                  2.2.2 Hardship. If an unforeseeable financial emergency arising from the death of a family member, divorce, sickness, injury, catastrophe or similar event outside the control of the Director occurs, the Director, by written instructions to the Company may reduce future deferrals under this Agreement.

                                    Article 3

                                Deferral Account

         3.1 Establishing and Crediting. The Company shall establish a Deferral Account on its books for the Director, and shall credit to the Deferral Account the following amounts:

                  3.1.1 Original Deferral Account. The Director's Deferral Account balance under the Original Agreement as of the date of this Agreement.

                  3.1.2 Deferrals. The Fees deferred by the Director as of the time the Fees would have otherwise been paid to the Director.




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

                  3.1.3 Interest. On each anniversary of the date of the Agreement and through the date of consummation of the Plan of Merger, interest on the account balance since the preceding credit under this
         Section 3.1.3, if any, equal to a 9% interest rate; thereafter, on the last day of each calendar quarter, interest on the account balance since the preceding credit under this Section 3.1.3 equal to the rate paid on the Deferred Cash Compensation Accounts under the 1997 National Penn Bancshares, Inc. Directors' Fee Plan, which is the rate paid on the Money Market Account (interest paid quarterly) offered by Investors Trust Company, Boyertown, Pennsylvania.

         3.2 Statement of Accounts. The Company shall provide to the Director, within one hundred twenty (120) days of the end of each calendar year, a statement setting forth the Deferral Account balance.

         3.3 Accounting Device Only. The Deferral Account is solely a device for measuring amounts to be paid under this Agreement. The Deferral Account is not a trust fund of any kind. The Director is a general unsecured creditor of the Company for the payment of benefits. The benefits represent the Company's mere promise to pay such benefits. The Director's rights are not subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment, or garnishment by the Director's creditors.

                                    Article 4

                            Distribution of Benefits

         4.1 Termination Benefit. Upon the Director's Normal Termination Date the Company shall pay to the Director the benefit described in this Section 4.1.

                  4.1.1 Amount of Benefit. The benefit under this Section 4.1 is the Deferral Account balance at the Director's Termination of Service.

                  4.1.2 Payment of Benefit. The Company shall pay the benefit to the Director, or the Director's beneficiary, as appropriate, in a lump sum, in 10 equal annual installments, or in 5 equal annual installments, as directed by the Director on the Election Form, commencing on the first day of the month following the Director's Termination of Service. The Company shall


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

         amortize the Deferral Account balance using a reasonable discount rate as determined by the Company in its sole discretion.

         4.2 Change in Control Benefit. Upon a Change of Control while the Director is in the active service of the Company, the Company shall pay to the Director the benefit described in this Section 4.2 in lieu of any other benefit under this Agreement.

                  4.2.1 Amount of Benefit. The benefit under this Section 4.2 is the Deferral Account balance at the date of the Director's Termination of Service.

                  4.2.2 Payment of Benefit. The Company shall pay the benefit to the Director in a lump sum within 60 days after Termination of Service.

         4.3 Hardship Distribution. Upon the Company's determination (following petition by the Director) that the Director has suffered an unforeseeable financial emergency as described in Section 2.2.2, the Company shall distribute to the Director all or a portion of the Deferral Account balance as determined by the Company but in no event shall the distribution be greater than is necessary to relieve the financial hardship.

                                    Article 5

                                  Beneficiaries

         5.1 Beneficiary Designations. The Director shall designate a beneficiary by filing a written designation with the Company. The Director may revoke or modify the designation at any time by filing a new designation. However, designations will only be effective if signed by the Director and accepted by the Company during the Director's lifetime. The Director's beneficiary designation shall be deemed automatically revoked if the beneficiary predeceases the Director, or if the Director names a spouse as beneficiary and the marriage is subsequently dissolved. If the Director dies without a valid beneficiary designation, all payments shall be made to the Director's estate.

         5.2 Facility of Payment. If a benefit is payable to a minor, to a person declared incompetent, or to a person incapable of handling the disposition of his or her property, the Company may pay such benefit to the guardian, legal representative or person having the care or custody of such minor,


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

incompetent person or incapable person. The Company may require proof of incompetence, minority or guardianship as it may deem appropriate prior to distribution of the benefit. Such distribution shall completely discharge the Company from all liability with respect to such benefit.

                                    Article 6

                   General Limitations - Termination for Cause

         Notwithstanding any provision of this Agreement to the contrary, the Company shall not pay any benefit under this Agreement that is attributable to the interest earned on such contributions if the Company terminates the Director's service as a director for:

         6.1  Gross negligence or gross neglect of duties;

         6.2 Commission of a felony or of a gross misdemeanor involving moral turpitude; or

         6.3 Fraud, disloyalty, dishonesty or willful violation of any law or significant Company policy committed in connection with the Director's service and resulting in an adverse financial effect on the Company.

                                    Article 7

                          Claims and Review Procedures

         7.1 Claims Procedure. The Company shall notify any person or entity that makes a claim under the Agreement (the "Claimant") in writing, within ninety (90) days of Claimant's written application for benefits, of Claimant's eligibility or ineligibility for benefits under the Agreement. If the Company determines that the Claimant is not eligible for benefits or full benefits, the notice shall set forth (1) the specific reasons for such denial, (2) a specific reference to the provisions of the Agreement on which the denial is based, (3) a description of any additional information or material necessary for the Claimant to perfect Claimant's claim, and a description of why it is needed, and (4) an explanation of the Agreement's claims review procedure and other appropriate information as to the steps to be taken if the Claimant wishes to have the claim reviewed. If the Company determines that there are special circumstances requiring additional time to make a decision, the Company shall notify the Claimant of the special


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

circumstances and the date by which a decision is expected to be made, and may extend the time for up to an additional ninety-day period.

         7.2 Review Procedure. If the Claimant is determined by the Company not to be eligible for benefits, or if the Claimant believes that he is entitled to greater or different benefits, the Claimant shall have the opportunity to have such claim reviewed by the Company by filing a petition for review with the Company within sixty (60) days after receipt of the notice issued by the Company. Said petition shall state the specific reasons which entitle Claimant to benefits or to greater or different benefits. Within sixty (60) days after receipt by the Company of the petition, the Company shall afford the Claimant (and counsel, if any) an opportunity to present Claimant's position to the Company orally or in writing, and the Claimant (or counsel) shall have the right to review the pertinent documents. The Company shall notify the Claimant of its decision in writing within the sixty-day period, stating specifically the basis of its decision, written in a manner calculated to be understood by the Claimant and the specific provisions of the Agreement on which the decision is based. If, because of the need for a hearing, the sixty-day period is not sufficient, the decision may be deferred for up to another sixty-day period at the election of the Company, but notice of this deferral shall be given to the Claimant.

                                    Article 8

                           Amendments and Termination

         This Agreement may be amended or terminated by a written agreement signed by the Company and the Director.

                                    Article 9

                                  Miscellaneous

         9.1 Binding Effect. This Agreement shall bind the Director and the Company, and their beneficiaries, survivors, executors, administrators and transferees.

         9.2 No Guarantee of Service. This Agreement is not a contract for services. It does not give the Director the right to remain a director of the Company, nor does it interfere with the shareholders' right to


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

replace the Director. It also does not require the Director to remain a director nor interfere with the Director's right to terminate services at any time.

         9.3 Non-Transferability. Benefits under this Agreement cannot be sold, transferred, assigned, pledged, attached or encumbered in any manner.

         9.4 Tax Withholding. The Company shall withhold any taxes that are required to be withheld from the benefits provided under this Agreement.

         9.5 Applicable Law. The Agreement and all rights hereunder shall be governed by the laws of the Commonwealth of Pennsylvania, except to the extent preempted by the laws of the United States of America.

         9.6 Unfunded Arrangement. The Director and beneficiary are general unsecured creditors of the Company for the payment of benefits under this Agreement. The benefits represent the mere promise by the Company to pay such benefits. The rights to benefits are not subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment, or garnishment by creditors.

         9.7 Entire Agreement. This Agreement, together with the other documents referenced herein; (a) represents the entire agreement and understanding of the parties; (b) supersedes all prior written or oral representations by the Company concerning the subject matter hereto; and (c) may not be modified subsequently by oral statements of or courses of dealings between the parties. No rights are granted to the Director by virtue of this plan other than those specifically set forth herein.

         9.8 Severability. Any provision contained in this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be effective only to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or enforceability in any jurisdiction shall not invalidate or render unenforceable such provisions in any other jurisdiction.

         9.9 Headnotes. The headnotes are for matters of reference only and shall not control or affect the interpretation or construction of this Agreement.



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

         9.10. Jurisdiction. The parties agree that the Courts of the Commonwealth of Pennsylvania located in Berks County, Pennsylvania, or the United States District Court for the Eastern District of Pennsylvania, shall have jurisdiction of all matters arising out of this Agreement and that service of process in any such proceeding shall be effective if mailed to the parties at the addresses provided herein or as maintained on the books and records of the Company. The parties specifically waive any right they may have to assert the defense of forum non conveniens or to object to such jurisdiction and venue and hereby consent to the jurisdiction and venue of the Courts set forth herein.

         9.11 Waiver of Trial by Jury. The parties hereby agree that any suit, action or proceeding, whether claim or counterclaim, brought or instituted by any party hereto or any successor or assign of any party on or with respect to this Agreement or any other document which in any way relates directly or indirectly to this Agreement, or to any transaction or occurrence arising out of or in any way connected with this Agreement, or the dealings of the parties with respect thereto, shall be tried only by a Court and not by a jury. The consent of the parties to this paragraph is based upon the parties agreement that the issues, transactions or occurrences arising under this Agreement are complicated in nature and not easily susceptible to trial by jury.

         9.12 Litigation Costs and Expenses. In the event any participant shall seek to dispute the binding effect of this Agreement in any manner or institute any suite or proceeding, whether by litigation or otherwise with respect to this Agreement or any other document which in any way directly or indirectly relates to this Agreement or to any transaction or occurrence arising out of or in any way connected with this Agreement or the dealings of the parties with respect thereto, and such dispute shall not be upheld by a Court of competent jurisdiction, as provided herein, the participant shall be responsible to the Company for any and all costs and expenses incurred in connection with such dispute, including, without limitation, reasonable attorneys' fees.

         9.13 Administration. The Company shall have powers which are necessary to administer this Agreement, including but not limited to:

                  9.13.1 Interpreting the provisions of the Agreement;



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

                  9.13.2 Establishing and revising the method of accounting for the Agreement;

                  9.13.3 Maintaining a record of benefit payments; and

                  9.13.4 Establishing rules and prescribing any forms necessary or desirable to administer the Agreement.

         9.14 Restatement. This Agreement is an amendment and restatement of the Original Agreement, which is hereby superseded.

         IN WITNESS WHEREOF, the Director and a duly authorized Company officer have signed this Agreement.


DIRECTOR:                                  COMPANY:
                                           BERNVILLE BANK,
                                           NATIONAL ASSOCIATION



___________________________                By:__________________________

                                           Title:_________________________













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


                                    EXHIBIT A

                      BERNVILLE BANK, NATIONAL ASSOCIATION
                         DIRECTOR DEFERRED FEE AGREEMENT

                                Deferral Election

1. I elect to defer my fees received from the Company, as follows:

         ------------------------------------------------------------

                               Amount of Deferral

         ============================================================

         [Initial and Complete one]

         ____ I elect to defer ____% of my fees

         ____ I elect to defer $____________

         ____ I elect not to defer any of my fees

         ------------------------------------------------------------

2. I elect my "Normal Termination Date" which shall trigger payment of my benefits under the Agreement as follows:

          ------------------------------------------------------------

                             Normal Termination Date

          ============================================================

         [Initial and Complete one]

         ____ Termination of Service as Director

         ____ Age 65

         ____ Later of the Above


          ------------------------------------------------------------


3. I elect to receive my benefits under the Agreement as follows:

          ------------------------------------------------------------

                               Distribution Method

          ============================================================

         [Initial and Complete one]

         ____ Lump Sum

         ____ Annual Installments Over Five Years

         ____ Annual Installments Over Ten Years

          ------------------------------------------------------------



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


     I understand that I may change the amount and duration of my deferrals by filing a new election form with the Company; provided, however, that any subsequent election will not be effective until the calendar year following the year in which the new election is received by the Company.


Signature  ____________________________


Date   _______________________________

Accepted by the Company this _____ day of _____________, 200__.

By ______________________

     Title __________________















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


                             Beneficiary Designation

I hereby designate the following as beneficiary of benefits under the Director Deferred Fee Agreement payable following my death:


Primary: ______________________________________________________________________

-----------------------------------------------------------------------------

Contingent:____________________________________________________________________

-----------------------------------------------------------------------------


Note: To name a trust as beneficiary, please provide the name of the trustee(s) and the exact name and date of ----- the trust agreement


I understand that I may change these beneficiary designations by filing a new written designation with the Company. I further understand that the designations will be automatically revoked if the beneficiary predeceases me, or, if I have named by spouse as beneficiary, in the event of the dissolution of our marriage.



Signature ________________________


Date ____________________________


Accepted by the Company this _____ day of _____________, 200__.

By ______________________

     Title __________________











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